UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2021

AppLovin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40325	45-3264542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Page Mill Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(800) 839-9646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00003 per share	APP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On August 11, 2021, AppLovin Corporation (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2021 and issued a letter to its shareholders. A copy of the press release and the shareholder letter are attached as Exhibits 99.1 and 99.2 to this current report on Form 8-K and is incorporated by reference herein.

The information in this Item 2.02 of this current report on Form 8-K and the related exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On August 10, 2021, the board of directors (the “Board”) of the Company appointed Asha Sharma to the Board.

Since February 2021, Ms. Sharma has served as Chief Operating Officer of Maplebear Inc. (d/b/a Instacart), a leading provider of online grocery services. Previously, she served in several roles at Facebook, a global technology company, including VP of Product for Messenger and Head of Product for Social Impact. She also served as Chief Operating Officer from 2013 to 2017 at Porch Group, Inc., a home services software provider, and served in marketing and operations roles from 2011 to 2013 at Microsoft, a computer software provider. She has served on the board of directors of Porch Group since December 2020 and previously served on the board of directors of HelpScout, a private company, and Virginia Mason Medical Center. She holds a Bachelor of Science in Business from the University of Minnesota, Carlson School of Management.

There are no arrangements or understandings between Ms. Sharma, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Ms. Sharma was selected as a director. There are no related party transactions between the Company and Ms. Sharma (or any of her immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Ms. Sharma does not have any family relationships with any of the Company’s directors or executive officers.

Ms. Sharma will participate in the director benefit arrangements applicable to the Company’s non-employee directors as described in the Company’s final prospectus dated April 14, 2021. In addition, the Company will enter into its standard form of indemnification agreement with Ms. Sharma.

Item 8.01	Other Events

Earnings-Related Lock-Up Release Date

In connection with the Company’s initial public offering of Class A common stock (the “IPO”), the Company’s executive officers, directors and holders of substantially all of its capital stock and securities convertible into or exchangeable for such capital stock as of the IPO were parties to market standoff agreements with the Company or entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares, or otherwise engage in certain transactions related to their shares (the “lock-up agreements”), for a period of 180 days after April 14, 2021. Such period is referred to as the lock-up period.

Pursuant to the lock-up agreements, 20% of the shares of the Company’s common stock held as of April 14, 2021 (and including shares issuable upon the exercise of options that are scheduled to be vested as of the date that is 90 days thereafter provided, however, the lock-up signatory continues to be a service provider to the Company through such date) shall be released from the lock-up agreements at the commencement of trading on the second trading day after the Company announces earnings for its second quarter of 2021. Such release will occur at the commencement of trading on August 13, 2021.

The Company estimates that approximately 69 million shares of Class A common stock (including approximately 30 million shares of Class B common stock convertible into Class A common stock) may become eligible for sale in the public market at the open of trading on August 13, 2021, subject to volume limitations, manner of sale provisions and notice provisions under Rule 144 in the case of our affiliates. The Company will also release the market standoff agreements with respect to these shares on August 13, 2021.

Expected Early Lock-Up Release Date

Pursuant to the lock-up agreements, if (i) at least 120 days have elapsed since April 14, 2021, (ii) the Company has publicly released earnings results for the quarterly period during which the IPO occurred and (iii) such lock-up period is scheduled to end during or within five trading days prior to a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under its insider trading policy (the “blackout period”), such lock-up period will end ten trading days prior to the commencement of such blackout period.

The lock-up period is scheduled to end on October 11, 2021, which falls within the Company’s quarterly blackout period that commences at the end of the day on September 14, 2021. Therefore, in accordance with the lock-up agreements, the lock-up period will end at the open of trading on August 31, 2021, which is ten trading days prior to the commencement of the Company’s quarterly blackout period. The Company will also release the market standoff agreements when the lock-up period expires.

The Company estimates that approximately 261 million shares of Class A common stock (including approximately 118 million shares of Class B common stock convertible into Class A common stock) may become eligible for sale in the public market at the open of trading on August 31, 2021, subject to volume limitations, manner of sale provisions and notice provisions under Rule 144 in the case of our affiliates.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 11, 2021.

99.2	Letter to Shareholders, dated August 11, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLOVIN CORPORATION

Date: August 11, 2021	/s/ Herald Chen
Herald Chen
Chief Financial Officer